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                                                                   EXHIBIT 3.1.1

                           [THE STATE OF TEXAS SEAL]

                               The State of Texas

                               Secretary of State



                           I, BOB BULLOCK, Secretary of State of the State of
             Texas DO HEREBY CERTIFY that the attached is a true and correct copy of the following described instruments on file in this office:


                                      ATWOOD OCEANICS,

             Restated Articles                                  January 25, 1972


                                           IN TESTIMONY WHEREOF, I have hereunto
                                           signed my name officially and caused
                                           to be impressed hereon the Seal of
                                           State at my office in the City of
                                           Austin, this

                                           28th day of January, A.D. 1972

                                                   /s/ BOB BULLOCK
                                              --------------------------
              [SEAL]                              Secretary of State

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                       RESTATED ARTICLES OF INCORPORATION

                                       OF                             [STAMP]

                             ATWOOD OCEANICS, INC.


                  ATWOOD OCEANICS, INC., pursuant to the provisions of Article
         4.07 of the Texas business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and such restated articles of incorporation contain no change in any provision thereof.

                  The restated articles of incorporation were adopted by the shareholders of the corporation on the 22nd day of November.

                  The number of shares outstanding was 915,000; the number of shares entitled to vote on the restated articles of incorporation was 915,000; the number of shares voted for such restated articles of incorporation 901,830; and the number of shares voted against such restated articles of incorporation was none.

                  The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof.

                                   ARTICLE I.

                name of the Corporation is ATWOOD OCEANICS, INC.


                                   ARTICLE II.

                      period of its duration is perpetual.


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                                  ARTICLE III.

                  The purpose or purposes for which the Corporation is organized are:

                  To engage in the business of contract drilling for petroleum, oil and gas, and other natural resources;

                  To lease lands believed to contain petroleum, oils and gas, and other natural resources; the improving, mortgaging, leasing, assigning and otherwise disposing of the same;

                  To engage in the business of prospecting, developing, mining, producing, acquiring and selling of natural resources and their products;

                  To purchase or otherwise acquire real or personal property of all kinds, and in particular land, oil wells, mines, mining rights, minerals, ores, buildings, machinery, plants, stores, patents, licenses, concessions, rights of way, and any rights or privileges which it may deem convenient to obtain for the purposes of or in connection with the business of the company, and whether for the purposes of resale or realization or otherwise, and to manage, develop, sell, exchange, lease, mortgage, or otherwise deal with the whole or any part of such property or rights;

                  To acquire, hold, dispose of and deal in royalty and other interests in minerals and to manage and control said mineral interests and to collect the revenues arising therefrom;

                  To purchase, acquire, hold, improve, sell, convey, assign, release, mortgage, encumber, lease, hire and deal in real and personal property of every name and nature, including stocks and securities of other corporations, and to loan money and take securities for the payment of all sums due the corporation, and to sell, assign and release such securities.

                  To enter into, make and perform contracts of every kind and description, as principal and agent, with any person, firm, association, corporation, municipality, country, state, political. subdivision or government or colony, or dependency thereof;

                  To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease, license and assign,



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                  pledge, or in any manner otherwise dispose of, and in any
                  manner deal in or with, patents, patent rights, royalties and estates, licenses, copyrights, trademarks, trade names, interests or rights in any of them, and to acquire, own use or in any manner dispose of any and all inventions, improvements and processes, labels, designs, plans or other rights, and to work, operate or develop the same, and to carry on any similar business, manufacturing or otherwise, which may directly or indirectly effectuate these objects of any of them;

                  To conduct a manufacturing business and to buy, sell and deal in, at wholesale and retail, all kinds of manufactured and unmanufactured items;

                  In general, to carry out any other business in connection with the foregoing and to have the right to exercise all the powers conferred by the laws of Texas upon corporations formed under the Texas Business Corporation Act and to do any and all other things hereinbefore set forth to the same extent as natural persons might or could do, subject to Part IV of the Texas Miscellaneous Corporation Laws Act.

                  In furtherance of the purposes set forth above, this Corporation shall have and exercise all of the powers specified in the Texas Business Corporation Act and, in addition thereto, shall have the power:

                  To act as general partner in a general partnership or a limited partnership;

                  To act as a limited partner in a limited partnership;

                  To act as a joint venturer in a joint venture; and

                  To acquire or create and own domestic or foreign business corporations.

                                   ARTICLE IV.

                  The aggregate number of shares which the Corporation shall have authority to issue is 3,000,000, of the par value of One Dollar ($1.00) each


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                                   ARTICLE V.

                  The corporation will not commence business until it has received for the issuance of its shares consideration of value of One Thousand ($1,000.00) Dollars, consisting of money, labor done, or property actually received.


                                   ARTICLE VI.

                  The post office address of its initial registered office is 1301 Fannin Bank Building, Houston, Texas, 77025, and the initial registered agent of this corporation at the same address is D. Gale Reese.

                                  ARTICLE VII.

                  The number of directors constituting the initial Board of Directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors be elected and qualify are:

           John H. Atwood    1301 Fannin Bank Bldg., Houston, Texas, 77025
           J. M. Atwood      1301 Fannin Bank Bldg., Houston, Texas, 77025
           D. Gale Reese     1301 Fannin Bank Bldg., Houston, Texas, 77025

                                  ARTICLE VIII.

                  The names and addresses of the incorporators are:

           John H. Atwood    1301 Fannin Bank Bldg., Houston, Texas, 77025
           J. M. Atwood      1301 Fannin Bank Bldg., Houston, Texas, 77025
           D. Gale Reese     1301 Fannin Bank Bldg., Houston, Texas, 77025


                                   ARTICLE IX.

                  No holder of stock of the corporation shall be entitled as a matter of right, pre-emptive or otherwise, to subscribe or purchase any part of any stock now or hereafter authorized to


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         be issued, or shares thereof held in the Treasury of the Corporation or securities convertible into stock, whether issued for cash or other consideration or by way of dividend or otherwise.

                   DATED January 21, 1972.

                                       ATWOOD OCEANICS, INC.

                                       By /s/ JOHN H. ATWOOD
                                         -----------------------------
                                         President

                                       By /s/ JOHN W. JORDAN
                                         -----------------------------
                                         Secretary



         THE STATE OF TEXAS     )

         COUNTRY OF HARRIS      )

                  I, Darlene R. Tracy, a Notary Public, do hereby certify that on this 21st day of January, 1972, personally appeared before me John
         H. Atwood, who declared he is the President of the corporation, executing the foregoing document and being first duly sworn, acknowledged that he signed the foregoing instrument in the capacity therein set forth and declared that the statements therein contained are true.

                  IN WITNESS WHEREOF, I have hereunder set my hand and seal of office.


                                             /s/ DARLENE R. TRACY
                                             -----------------------------------
                                             Notary Public In and For
                                             Harris County, TEXAS




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